Exhibit 99.1

             iEXALT, INC. COMPLETES ACQUISITION OF PREMIERCARE, LLC

     ACQUISITION PROVIDES ENTRY INTO HEALTH SERVICES SECTOR; CREATES HEALTH
                                SERVICES DIVISION

HOUSTON (July 11, 2000) - iExalt, Inc. (OTC BB: IXLT), a Christian product and services company with significant Internet-related activities, announced today the completion of the acquisition of PremierCare, LLC, and the creation of a Health Services Division. PremierCare is a healthcare management company focusing on the mental health needs of senior citizens. The merger is projected to increase the gross revenues of iExalt from approximately $5 million to approximately $8.5 million annually.

For the nine months ending May 31, 2000, PremierCare reported revenues of $2.7 million and gross margin of more than $900,000. Formed in 1996 to meet the needs of senior adults struggling with mental health issues, the company provides healthcare management services to hospitals nationwide, currently managing geriatric programs in six states. PremierCare provides turnkey management, including administrators, nurses, counselors, other therapy personnel and physicians.

"In addition to the substantial contribution to revenue, the PremierCare acquisition gives iExalt the opportunity to expand into a new sector with high potential - healthcare," said Jack I. Tompkins, iExalt's Chairman and Chief Executive Officer. "We believe this acquisition is consistent with iExalt's purpose to offer products, information and ministry designed to fulfill the needs of the Christian community."

Tompkins continued, "PremierCare currently serves a demographic of more than one million senior adults in the areas where they provide care. While this segment of the American populace is the fastest growing, many of their needs are still unmet. With such a sizable market, we expect to double the company's size over the next 12 months."

The company also announced today that Donald Sapaugh, iExalt's president and a director, will continue in his role as president and chief executive officer of PremierCare. Prior to joining PremierCare, Sapaugh, 40, co-founded OnePlace, LLC, a Christian Internet company now owned by Salem Communications. He also previously served as the president and chief executive officer of Rapha Treatment Centers. During his 10-year tenure with Rapha, he created numerous organizations that provided ministry and services to churches, nonprofit ministries, Christian artists, denominations and key individuals.

"This acquisition also enables us to formally obtain the services and talent of Don and other dedicated Christians who have spent decades meeting the needs of the Christian community," Tompkins added. "Don has a passion for helping senior adults with emotional pain and a long-standing appreciation for the unique needs of the Christian cyber-community. By devoting his full-time attention to iExalt, he will strengthen our management team, open doors to greater relationships and crystallize our focus on the company's mission."
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"The Christian community has always embraced a mission to meet the needs of those hurting with emotional pain," said Sapaugh. "We plan to grow the Health Services Division and enhance the delivery of our services to the Christian community through the Internet. I am excited about the opportunity to join iExalt in meeting those needs."

Headquartered in Houston, iExalt, Inc. was formed to provide Christian products and services that enrich both life and faith. iExalt's family of companies includes filtered Internet access; CHRISTIAN HAPPENINGS, a Christian events magazine; WWW.CHRISTIANSPEAKERS.COM, the nation's leading Christian speakers bureau; iExalt Electronic Publishing, a digital content library; LIFE PERSPECTIVES, a nationally recognized daily radio program; iExaltFamily, a Christian purchasing association; and PremierCare, healthcare management services for senior adults. For more information about the company, visit WWW.iEXALT.COM.

THE STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," OR "ANTICIPATES," OR BY DISCUSSIONS OF STRATEGY THAT INVOLVES RISK AND UNCERTAINTY. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE DISCUSSIONS OF THE COMPANY'S GROWTH, OPERATING STRATEGIES AND EXPECTATIONS CONCERNING MARKET POSITION, FUTURE OPERATIONS, MARGINS, REVENUE, PROFITABILITY, HISTORICAL FACTS, ARE ONLY PREDICTIONS. THERE CAN BE NO ASSURANCE THAT ANY OF THESE EXPECTATIONS WILL BE REALIZED OR THAT ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WILL PROVE TO BE ACCURATE.

INVESTOR CONTACT:                   MEDIA CONTACT:
  SHARON KIMMEL                       DON KING
  iEXALT, INC.                        BATES CHURCHILL INVESTOR RELATIONS
  281-600-4000                        713-267-7280
  SKIMMEL@iEXALT.NET

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